As filed with the Securities and Exchange Commission on March 23, 2010
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

BLUEPHOENIX SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Its Charter)
Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification no.)

8 Maskit Street
Herzliya 46733, Israel
972-9-952-6100
 (Address of Principal Executive Offices) (Zip Code)

CRYSTAL 1996 EMPLOYEE SHARE OPTION PLAN – PART I
Renamed: BLUEPHOENIX 2003 EMPLOYEE SHARE OPTION PLAN
 (Full Title of the Plan)
________________

Varda Sagiv
 BluePhoenix Solutions USA Inc.
8000 Regency Parkway
Cary, North Carolina 27511
(Name and Address of Agent for Service)

(919) 380-5100
(Telephone number, including area code, of Agent for Service)
________________

Copies to:

Ernest Wechsler , Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 (212)-715-9100	Yael Peretz, Adv. BluePhoenix Solutions Ltd. 8 Maskit Street Herzliya 46733, Israel 972-9-952-6100	Yael Bar-Shai, Adv. Herzog, Fox & Neeman Asia House 4 Weizman Street Tel Aviv 64239, Israel 972-3-692-2020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share	307,674 shares	$5.50(3)	$1,692,207	$120.65
Ordinary Shares, par value NIS 0.01 per share	130,000 shares	$2.80(3)	$364,000	$25.95
Ordinary Shares, par value NIS 0.01 per share	532,326 shares	$2.55(4)	$1,357,431	$96.79
TOTAL	970,000 shares	-	$3,413,638	$243.39

(1)
The aggregate number of ordinary shares being registered are granted under BluePhoenix 2003 Employee Share Option Plan (prior to August 6, 2003, known as the "Crystal 1996 Employee Share Option Plan - Part One", as amended (the "BluePhoenix Plan"). The BluePhoenix Plan was amended by the BluePhoenix board of directors in February 2010 to increase the number of ordinary shares authorized for issuance under the plan to 4,200,000.

(2)
Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Act”), an additional indeterminable number of shares are also being registered to cover any adjustments required by stock splits, stock dividends or similar transactions under the Plan.

(3)
Calculated solely for purposes of this offering under Rule 457(h)(1) of the Act based on the price at which the options may be exercised.  The Registrant has already granted 437,674 of the options related to the shares being registered under this registration statement.

(4)
The price is estimated in accordance with Rules 457(c) under the Act solely for the purpose of calculating the registration fee and is the average of the high and low prices of Registrant’s Ordinary Shares as reported on the Nasdaq National Market on March 17, 2010.

EXPLANATORY NOTE

On February 12, 1999, BluePhoenix Solutions Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-10008) (the “1999 Registration Statement”) relating to 903,767 ordinary shares, par value NIS 0.01 per share of the Registrant (the “Ordinary Shares”), to be offered and sold to participants under the BluePhoenix 2003 Employee Share Option Plan, previously known as the Crystal 1996 Employees Share Option Plan – Part One, as amended from time to time (the “Plan”) and 145,900 of its ordinary shares under the Crystal 1996 Employee Option Plan - Part II, both pursuant to the 1999 Registration Statement.

On July 26, 2001, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-13770) (the “2001 Registration Statement”, relating to an additional 1,421,233 Ordinary Shares to be offered and sold to participants under the Plan and on October 31, 2007, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-147058) (the “2007 Registration Statement”) relating to an additional 905,000 Ordinary Shares to be offered and sold to participants under the Plan. The 1999 Registration Statement, 2001 Registration Statement and 2007 Registration Statement are collectively referred to herein as the “Registration Statements.”

The contents of these prior Registration Statements are incorporated herein by reference.  This Registration Statement is being filed to register an additional 970,000 Ordinary Shares to be offered and sold under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the Commission on March 31, 2009, as amended and filed with the Commission on November 24, 2009;

(b)
The Registrant’s reports on Form 6-K, filed with the Commission on January 6, 2009, January 7, 2009, January 13, 2009, January 21, 2009, January 28, 2009, January 29, 2009, February 4, 2009, February 17, 2009, February 24, 2009, April 2, 2009, May 1, 2009, May 6, 2009, May 12, 2009, May 18, 2009, May 20, 2009, June 12, 2009, July 7, 2009, July 9, 2009, July 15, 2009, August 11, 2009, August 26, 2009, September 15, 2009, September 22, 2009, October 13, 2009, October 20, 2009, October 22, 2009, November 12, 2009, November 17, 2009, November 24, 2009, December 1, 2009, December 9, 2009, December 30, 2009, December 31, 2009, January 20, 2010, January 26, 2010, February 3, 2010, February 23, 2010, March 4, 2010, March 11, 2010 and March 15, 2010; and

(c)
The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement No. 00029082 on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 21, 1997.

(d)	The contents of the prior Registration Statements are incorporated herein by reference.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and all Reports on Form 6-K submitted by the Registrant to the Commission during such period, or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

The contents of the prior Registration Statements are incorporated herein by reference.

Item 8.	Exhibits

4.1
BluePhoenix 2003 Employee Share Option Plan (prior to August 6, 2003, known as the Crystal 1996 Employee Share Option Plan - Part One), as amended on January 28, 1997, December 5, 1999, December 18, 2000, December 26, 2000, August 6, 2003, December 30, 2004 and February on 21, 2010*

5.1           Opinion of Herzog, Fox & Neeman*

23.1         Consent of Ziv Haft, Certified Public Accountants (Isr.) *

23.2	Consent of Herzog, Fox & Neeman (contained in their opinion constituting Exhibit 5.1) *

24.1         Power of Attorney (included in signature page) *

* Filed herewith.

Item 8.               Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzliya, Israel on the 23rd day of March, 2010.

BLUEPHOENIX SOLUTIONS LTD.

By:	/s/ Varda Sagiv
Varda Sagiv
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Kilman, Varda Sagiv, Yaron Tchwella and Gur Shomron, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Principal Executive Officer:

/s/Yaron Tchwella	Chief Executive Officer	March 23, 2010
Yaron Tchwella

Principal Financial Officer and Principal
Accounting Officer:

/s/Varda Sagiv	Chief Financial Officer	March 23, 2010
Varda Sagiv

Directors:

/s/Arie Kilman	Director, Chairman of the Board	March 23, 2010
Arie Kilman

/s/Sam Somech	Director	March 23, 2010
Sam Somech

/s/Amira Berkovitz-Amir	Director	March 23, 2010
Amira Berkovitz-Amir

/s/Michael Chill	Director	March 23, 2010
Michael Chill

/s/ Gur Shomron	Director	March 23, 2010
Gur Shomron

Authorized Representative in the United States:
BLUEPHOENIX SOLUTIONS USA Inc.
/s/ Varda Sagiv		March 23, 2010
By: Varda Sagiv Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
BluePhoenix 2003 Employee Share Option Plan (prior to August 6, 2003, known as the Crystal 1996 Employee Share Option Plan - Part One), as amended on January 28, 1997, December 5, 1999, December 18, 2000, December 26, 2000, August 6, 2003, December 30, 2004 and on February 21, 2010 *

5.1	Opinion of Herzog, Fox & Neeman *
23.1	Consent of Ziv Haft, Certified Public Accountants (Isr.) BDO member firm *
23.2	Consent of Herzog, Fox & Neeman. (contained in their opinion constituting Exhibit 5.1) *
24.1	Power of Attorney (included in signature page) *

* Filed herewith.